Exhibit 21

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2014

Company Name
Chisholm Coal LLC
Chrome Deposit Corporation
Compagnie de Gestion de Mifergui- Nimba, LTEE
Cygnus Mines Limited
Double Eagle Steel Coating Company
Double G Coatings, Inc.
Double G Coatings Company, L.P.
Essex Minerals Company
Feralloy Processing Company
GCW/USS Energy, LLC
Grant Assurance Corporation
Kanawha Coal LLC
Oilfield Technologies, Inc.
Orinoco Mining Company
Perdido Land Development Co., Inc.
PITCAL, Inc.
USS-POSCO Industries
Pitcal Pipe, LLC
Preserve Village Developers, LLC
Stelco Holding Company
Ontario Coal Company
Ontario Eveleth Company
Ontario Hibbing Company
Stelco Coal Company
Stelco Erie Corporation
Ontario Tilden Company
Swan Point Yacht & Country Club, Inc.
Swan Point Development Company, LLC
Brookfield Swan Point, LLC
Swan Point Recreation, LLC
Timber Wolf Land, LLC
Transtar, Inc.
Delray Connecting Railroad Company
Gary Railway Company (prev Elgin, Joliet and Eastern Railway Company)
Tracks Traffic and Management Services, Inc.
Texas & Northern Railway Company
Lake Terminal Railroad Company, The
Lorain Northern Company f/k/a/ Ohio Northern Company
Union Railroad Company
Birmingham Southern Railroad Company
Fairfield Southern Company, Inc.
Warrior & Gulf Navigation LLC
U. S. Steel China, LLC
U. S. Steel Holdings, Inc.
U. S. Steel Holdings II, LLC
Worldwide Steel C.V.
U. S. Steel Global Holdings I B.V.
U. S. Steel Košice, s.r.o. (USSK)

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2013
(continued)

Company Name

Company Name
OBAL-SERVIS, a.s. Košice
U. S. Steel Košice - Labortest, s.r.o.
U. S. Steel Services s.r.o.
U. S. Steel Europe - Bohemia a.s.
U. S. Steel Europe - France S.A.
U.S. Steel Košice - SBS, s.r.o.
U. S. Steel Europe - Germany GmbH
U. S. Steel Europe - Italy S.r.l.
RMS, a.s. Košice
U. S. Steel Global Holdings II, B.V.
U. S. Steel Canada Limited Partnership
U. S. Steel Serbia, BV
U. S. Steel Holdings IV, Inc.
U. S. Steel International of Canada, LTD.
U. S. Steel Mining Company, LLC
U. S. Steel Receivables LLC
U. S. Steel Timber Company, LLC
U. S. Steel Tubular Products, Inc.
U. S. Steel Oilwell Services, LLC
Patriot Premium Threading Services, LLC
U.S. Steel Produtos Tubulares do Brasil Ldta.
Zinklahoma, Inc.
Star Brazil US, LLC 2
Star Brazil US, LLC 1
Lone Star Brazil Holdings 1 Ltda.
Lone Star Brazil Holdings 2 Ltda.
Apolo Tubulars S.A.
Apolo Tubulars International, Corp
Lone Star Steel Holdings, Inc.
Lone Star Steel Holdings II, Inc.
Fintube (Thailand) Limited
UEC Technologies, LLC
Met-Chem Canada, Inc.
Met-Chem, Inc.
USX Engineers and Consultants
UEC Sail Information Technology, LTD. (in the process of being liquidated)
United States Steel International, Inc.
United States Steel Export Company de Mexico, S.R.L. de C.V.
Acero Prime, S.R.L. de CV
Acero Prime Servicios, S.R.L. de CV
United States Steel International de Mexico, S.R.L. de C. V.
USS Galvanizing, Inc.
PRO-TEC Coating Company
PRO-TEC Coating Company, Inc.
USS International Services, LLC
USS Lakeside, LLC
Chicago Lakeside Development, LLC (previously Lakeside Land, LLC)
USS Mine Management, Inc. (owns 10% U. S. Steel Mining, LLC)
USS Oilwell Supply Co., LTD.
USS Oilwell Tubular, Inc.

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2013
(continued)

Company Name

Company Name
USS Portfolio Delaware, Inc.
USS WSP, LLC
Worthington Specialty Processing
ProCoil Company, LLC
Worthington Taylor, LLC
USX International Sales Company, Inc.

Note:
On September 16, 2014, U. S. Steel Canada Inc. ("USSC") applied for relief from its creditors pursuant to Canada's Companies' Creditors Arrangement Act. That action caused U. S. Steel to determine that USSC and its subsidiaries were deconsolidated from U. S. Steel's financial statements as of the date of the filing.

U. S. Steel Canada Inc.
The Steel Company of Canada, Limited
4347226 Canada Inc. (formerly HLE Mining GP Inc.)
The Stelco Plate Company Ltd.
U. S. Steel Tubular Products Canada GP Inc.
U. S. Steel Tubular Products Canada Limited Partnership
742784 Ontario Inc.
Baycoat Limited
Baycoat
D.C. Chrome Limited